Exhibit 1

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Statement on Schedule 13G filed herewith, and any amendments thereto filed hereafter by any of the undersigned parties, relating to the ordinary shares, par value NIS 0.03 per share, of PainReform Ltd., is being (and will be, in the case of amendments hereto) filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, on behalf of each such person.

MEDICA III MANAGEMENT CO

By:	/s/ Ehud Geller
Name:	Ehud Geller
Title:	General Partner

MEDICA III MANAGEMENT L.P.

By: Medica III Management Co., its general partner

By:	/s/ Ehud Geller
Name:	Ehud Geller
Title:	General Partner

MEDICA III MANAGEMENT CO.
MEDICA III INVESTMENTS (INTERNATIONAL) L.P.
MEDICA III INVESTMENTS (ISRAEL) L.P.
MEDICA III INVESTMENTS (S.F.) L.P.
MEDICA III INVESTMENTS (P.F.) L.P.
MEDICA III INVESTMENTS (ISRAEL) (B) L.P.
POALIM MEDICA INVESTMENTS L.P.

By: Medica III Management L.P., its general partner

By: Medica III Management Co., its general partner

By:	/s/ Ehud Geller
Name:	Ehud Geller
Title:	General Partner

/s/ EHUD GELLER
EHUD GELLER

Dated: February 16, 2021